Exhibit 10.1

Project Firefly

Sale and Purchase Agreement

1st Amendment Agreement

Dated May 25, 2021

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

1st Amendment Agreement ("Amendment") to the Sale and Purchase Agreement dated March 22, 2021 by and between

(1)	Tennor Holding B.V., a private limited liability company under Dutch law (besloten vennootschap met beperkte aansprakelijkheid), having its registered seat in Amsterdam, the Netherlands, its office address at Schiphol Boulevard 127, G4.08, 1118 BG Schiphol, The Netherlands and registered with the Netherlands Chamber of Commerce Business Register under number 34355195 ("Tennor");

(2)	Advert Finance B.V., a private limited liability company under Dutch law (besloten vennootschap met beperkte aansprakelijkheid), having its registered seat in Amsterdam, the Netherlands, its office address at Schiphol Boulevard 127, G4.02, 1118 BG Schiphol, The Netherlands and registered with the Netherlands Chamber of Commerce Business Register under number 74507516 ("Advert"),

(3)	Mr. Lars Windhorst, Gubelstr. 24, 6300 Zug, Switzerland ("LW"),

(together the "Sellers" and individually a "Seller")

and

(4)	Digital Turbine Luxembourg S.à r.l., a private limited company under the laws of the Grand Duchy of Luxembourg (Société à responsabilité limitée), having its registered seat in Luxembourg, its office address at 121, avenue de la Faïencerie L - 1511 Luxembourg, Grand Duchy of Luxembourg and registered with the commercial register of Luxembourg under number B191240 ("Purchaser")

(5)	Digital Turbine, Inc., a corporation incorporated under the laws of the State of Delaware, having its principal executive office at 110 San Antonio Street, Suite 160, Austin, Texas, United States, and registered with the Secretary of State of the State of Delaware under number 4423588 ("Guarantor"),

(6)	Digital Turbine Media, Inc., a corporation incorporated under the laws of the State of Delaware, having its principal executive office at 406 Blackwell St., Durham, NC 27701, United States of America, and registered with the Secretary of State of the State Delaware under number 333-21-4321-03 ("DT Media").

The Sellers, the Purchaser, the Guarantor and DT Media hereinafter also collectively referred to as the "Parties" and individually as a "Party".

1.	Preamble:

1.1	The Sellers, the Purchaser and the Guarantor have entered into a Sale and Purchase Agreement dated March 22, 2021 ("SPA") for the acquisition of at least 95% of the shares in Fyber N.V., a public limited liability company (naamloze vennootschap) registered with the Netherlands Chamber of Commerce Business Register under number 54747805 and also registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Berlin (Charlottenburg) under HRB 166541 B ("Company").

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

1.2	Any capitalized terms used but not defined in this Amendment shall have the same meaning as ascribed to them in the SPA unless otherwise expressly agreed herein.

1.3	Pursuant to Sec. 2.2.4 of the SPA, at the Purchaser's choice, the Sellers shall transfer the Sold Shares to a wholly-owned subsidiary of the Purchaser. By letter dated May 5, 2021, the Purchaser notified the Sellers that DT Media has been designated as Designee under the SPA. The Parties wish to document the designation of the Designee by means of this Amendment.

1.4	The Parties wish to consummate the Closing on May 25, 2021.

1.5	Sec. 8.4 of the SPA provides for certain Closing Actions to be taken at Closing. For the purpose described in Sec. 1.4 above, such Closing Actions shall now be altered by way of this Agreement.

Now, therefore, the Parties agree as follows:

2.	Designee; Accession to SPA

2.1	The Parties hereby acknowledge that DT Media has been designated as Designee by the Purchaser in accordance with the provisions of the SPA.

2.2	DT Media hereby accedes the SPA and hereby assumes all rights and obligations of the Purchaser under or in connection with the SPA.

2.3	The Purchaser remains party to the SPA and the Purchaser and the Guarantor hereby guarantee vis-à-vis the Sellers the full and prompt fulfilment by the Designee of all obligations of the Purchaser under or in connection with the SPA.

3.	Closing Actions

3.1	Sec. 8.4 of the SPA shall be restated in its entirety as follows:

"8.4	At Closing the Sellers and the Purchaser shall take the following actions ("Closing Actions") in the following order, and these Closing Actions shall be deemed to have occurred simultaneously (Zug-um-Zug):

(a)	the Sellers shall deliver the Bring Down of Disclosures to the Purchaser;

(b)	the Sellers shall confirm that no Material Adverse Change has occurred by providing the Purchaser with a written confirmation issued by the management of the Company;

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

(c)	the Sellers shall provide to the Purchaser the Stock Option Release Letters for the options granted to Mr. Ziv Elul, Mr. Dani Sztern, Mr. Yaron Zaltsman, Mr. Offer Yehudai as well as the other members of the corporate management, together with other documentation satisfactory to the Purchaser (acting reasonably) that the Closing Obstacle pursuant to Sec. 8.3.1(c) has not occurred;

(d)	the Sellers shall irrevocably instruct their bank Shard Capital Partners LLP ("Sellers' Depositary Bank") to transfer to the Purchaser and provide to the Purchaser confirmation from Sellers' Depositary Bank in writing addressed to the Purchaser that the Sellers' Depositary Bank will so transfer and such transfer has been irrevocably initiated (i) 400,000,000 Shares to the Purchaser's depositary bank to be received in the Purchaser's account on the same date or the date thereafter, and (ii) 123,553,108 Shares to the Purchaser's depositary bank to be received in the Purchaser's account at the latest on June 1, 2021.

(e)	the Purchaser shall pay whereby the relevant amounts shall be received in the relevant accounts on the same date or the day thereafter and provide to the Sellers confirmation from Purchaser's bank that the payments have been irrevocably initiated:

(i)	the Loan Notes Redemption Amount to Meridian's bank account specified in the Loan Notes Release Letter;

(ii)	the Stock Option Settlement Payment to the Company;

(iii)	the amount USD 244,060.00 to Mr. Yair Safrai (chairman of the supervisory board) to his account (The First International Bank of Israel, SWIFT Code: FIRBILITXXX, Bank 031, Branch 112, Account No. 390224);

(iv)	the amount of USD 122,030.00 to Mr. Franklin Rios (member of the supervisory board) to his account (Chase Bank, US Wire Transfer Instructions: Routing Number: 021000021, Checking Account: 569800730, International Wire Transfer Instructions: Chase Bank, CHASUS33, Checking Account 569800730)

(v)	the Redemption Loan amount including any interest to Tennor;

(f)	the Purchaser shall pay the Cash Consideration (if any) to the account (USD Account Number: 01310550, Account Name - Shard Capital Partners LLP – USD Client Account, Sort Code: 18-00-91, IBAN: GB71COUT18009101310550, BIC: COUTGB22, FFC Tennor Holding BV) with the funds received on this account on the same date or the date thereafter and provide to the Sellers confirmation from Purchaser's bank that the payment has been irrevocably initiated;

(g)	the Purchaser’s Parent shall issue 3,216,935 of Purchaser's Parent Common Stock as part of the Closing Share Consideration, in book-entry form, to the Sellers; such shares shall be allocated to an account of Tennor with American Stock Transfer & Trust Company, LLC, the transfer agent and registrar for the Purchaser’s Parents Common Stock with value date, i.e. date on which the Purchaser's Parent Common Stock is shown in the account, on the same date or the day thereafter. Purchaser's Parent shall provide to the Sellers a copy of its written instructions to American Stock Transfer & Trust Company, LLC, that the issue of the shares has been irrevocably initiated;

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

(h)	the Purchaser’s Parent shall instruct American Stock Transfer & Trust Company, LLC to issue 2,599,653 of Purchaser's Parent Common Stock as the remaining part of the Closing Share Consideration, in book-entry form, to the Sellers; such shares shall be allocated to an account of Tennor with American Stock Transfer & Trust Company, LLC, the transfer agent and registrar for the Purchaser’s Parents Common Stock with value date, i.e. date on which the Purchaser's Parent Common Stock is shown in the account, on June 1, 2021; the Purchaser’s Parent's instructions shall provide that the instruction shall only become effective after the Purchaser's Parent has confirmed that no withholding pursuant to Sec. 6.10 is required.

The Parties are entitled to waive (in whole or in part) any of the Closing Actions (other than the obligations to make payments) jointly at any time prior to the occurrence of Closing by written agreement. The waiver shall have the effect of eliminating the requirement that the relevant Closing Action is performed on the Closing Date shall not limit or prejudice any rights or claims or remedies of the Purchaser under this Agreement.

Purchaser's Parent has applied for an exemption certificate with respect to certain potential withholding Taxes in Israel and commits to use reasonable best efforts to obtain such exemption certificate. Purchaser's Parent agrees to issue the confirmation pursuant to Sec. 8.4(h) after such confirmation has been received."

3.2	Sec. 2.2.1 of the SPA makes reference to the Closing Actions in Secs. 8.4(d) and 8.4(e) of the SPA. Following the above restatement of Sec. 8.4 of the SPA, these references in Sec. 2.2.1 of the SPA shall now be made to the new Secs. 8.4(f) and 8.4(g).

3.3	Also with respect to the Sold Shares referred to in the new Sec. 8.4(d)(ii) the Parties shall put each other in the economic position as described in Sec. 2.2.3 of the SPA.

3.4	The requirements for same day payments/deliveries pursuant to Secs. 6.5.1 and 6.5.3 SPA shall only apply to the extent not otherwise provided for herein. The bank account set forth in the new Sec. 8.4(f) replaces the account set forth in Exhibit 6.5.1(a) to the SPA and shall henceforth be the "Target Account" within the meaning of the SPA.

3.5	For the avoidance of doubt, for determining the Closing Date pursuant to Sec. 8.1, with regard to Sec. 8.4(d), only receipt of the portion of Shares pursuant to Sec. 8.4(d)(i) shall be relevant irrespective of the fact that the remaining portion of Shares pursuant to Sec. 8.4(d)(ii) might be received at a later point in time.

4.	Final Provisions

4.1	The provisions of the SPA shall remain unchanged unless explicitly amended by this Amendment.

4.2	Each of the Parties shall bear its own costs in connection with this Amendment.

4.3	Secs. 17 (Confidentiality and Public Announcements), 18 (Notices), 20 (Governing Law and Jurisdiction) and 21 (Final Provisions) of the SPA shall apply to this Amendment accordingly.

4.4	This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[signature pages to follow]

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

[Signature Page Tennor Holding B.V. to Amendment]

Tennor Holding B.V.

Date: May 25, 2021

/s/ Lars Windhorst
Name: Lars Windhorst
Title: Director

/s/ Stefan Kindler
Name: Stefan Kindler
Title: Director

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

[Signature Page Lars Windhorst to Amendement]

Lars Windhorst

Date: May 25, 2021

/s/ Lars Windhorst

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

[Signature Page Advert Finance B.V. to Amendment]

Advert Finance B.V.

Date: May 25, 2021

/s/ Stefan Kindler

By:	Advert Investment B.V.
Its:	solely authorised managing director
By:	Stefan Kindler
Its:	solely authorised managing director

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

[Signature Page Digital Turbine Luxembourg S.à r.l. to Amendment]

Digital Turbine Luxembourg S.à r.l.

Date: May 25, 2021

/s/ Bill Stone
Name: Bill Stone
Title: Director

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

[Signature Page Digital Turbine, Inc. to Amendment]

Digital Turbine, Inc.

Date: May 25, 2021

/s/ Bill Stone
Name: Bill Stone
Title: Director

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy

[Signature Page Digital Turbine Media, Inc. to Amendment]

Digital Turbine Media, Inc.

Date: May 25, 2021

/s/ Bill Stone
Name: Bill Stone
Title: Director

Project Firefly Sale and Purchase Agreement 1st Amendment Agreement Execution Copy